Exhibit (e)(i)(B)

SCHEDULE A

to the

DISTRIBUTION AGREEMENT

among

the DIREXION INSURANCE TRUST,

RAFFERTY ASSET MANAGEMENT, LLC and

RAFFERTY CAPITAL MARKETS, INC.

Pursuant to section 1 of the Distribution Agreement among the Direxion Insurance Trust (“Trust”), Rafferty Asset Management, LLC (“Adviser”) and Rafferty Capital Markets, Inc. (“Distributor”), the Trust hereby appoints the Distributor as its exclusive agent to be the principal underwriter of Trust with respect to its following series:

Dynamic VP HY Bond Fund

Direxion VP Indexed Commodity Strategy Fund

Direxion VP Indexed Managed Futures Strategy Fund

Direxion VP Long/Short Global Currency Fund

Direxion Zacks VP MLP High Income Fund

As amended August 14, 2013

SCHEDULE B

to the

DISTRIBUTION AGREEMENT

among

the DIREXION INSURANCE TRUST,

RAFFERTY ASSET MANAGEMENT, LLC and

RAFFERTY CAPITAL MARKETS, INC.

As compensation pursuant to section 9 of the Distribution Agreement among the Direxion Insurance Trust (the “Trust”), Rafferty Asset Management, LLC (“Adviser”) and Rafferty Capital Markets, Inc. (“Distributor”), the Adviser shall pay to the Distributor the following amounts:

$15,000 per year for the 1st portfolio

$1,500 per year for each additional portfolio

$200 per advertising piece reviewed and filed with FINRA

$1,100 per year per registered representative, plus all associated FINRA and state fees for registered representatives, including license and renewal fees

Dated July 1, 2013

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